The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 2, 2016

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-199510

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated October 24, 2014)

Shares

Common Stock

We are offering             shares of our common stock. Our common stock is listed on the NASDAQ Capital Market under the symbol “RVLT.” On April 29, 2016, the last reported sale price of our common stock on the NASDAQ Capital Market was $6.51 per share.

As of April 29, 2016, the aggregate market value of the voting and non-voting common equity held by non-affiliates, computed by reference to the price at which the common equity was last sold on that date, was approximately $48.9 million, based on 16,064,292 shares of outstanding common stock, of which 7,505,406 were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our common stock involves risks. See the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)	In addition, we have agreed to reimburse the underwriters for certain expenses. See “Underwriting” on page S-15 of this prospectus supplement for additional information.

We have granted the underwriters an option to buy up to an additional shares of common stock from us at the public offering price, less the underwriting discounts and commissions, at any time and from time to time during the 30-day period from the date of this prospectus supplement to cover over-allotments, if any.

The underwriters expect to deliver the shares of common stock against payment therefor on or about May , 2016.

Sole Book-Running Manager

Roth Capital Partners

The date of this prospectus supplement is May     , 2016.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part consists of a prospectus dated October 24, 2014, included in the registration statement on Form S-3 (No. 333-199510). Since the accompanying prospectus provides general information about us, some of the information may not apply to this offering. This prospectus supplement describes the specific details regarding this offering. Generally, when we refer to the “prospectus,” we are referring to both parts of this document. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and any information incorporated by reference before you make any investment decision.

Neither we nor the underwriters are making an offer to sell the common stock in jurisdictions where the offer or sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offer and sale of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any shares of common stock in any jurisdiction in which such offer or invitation would be unlawful.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus we may authorize to be delivered to you. We have not authorized anyone to provide you with information that is different. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, the information contained in any document incorporated by reference in this prospectus is accurate only as of the date on which that document was filed with the Securities and Exchange Commission, or the SEC, and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus regardless of the time of delivery of this prospectus supplement or any such free writing prospectus, or of any sale of our common stock.

In this prospectus, unless otherwise stated or the context otherwise requires, the terms “Revolution,” “Revolution Lighting,” “we,” “us,” “our company” or “our” refer to Revolution Lighting Technologies, Inc. and its consolidated subsidiaries, except where it is clear that such terms mean only Revolution Lighting Technologies, Inc. or our subsidiaries, Seesmart Technologies, LLC, Relume Technologies, Inc., Lumificient Corporation, Lighting Integration Technologies, LLC, Tri-State DE, LLC, Value Lighting, LLC, All Around Lighting, LLC, Energy Source LLC, E-Lighting, Inc., Seesmart Technologies, Inc. and Sentinel System, LLC.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

We own, have rights to or have applied for the trademarks and trade names that we use in conjunction with our business, including our logo. All other trademarks and trade names appearing in this prospectus are the property of their respective holders.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein includes forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act) that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and documents incorporated by reference into this prospectus supplement and accompanying prospectus or free writing prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. Forward-looking statements may be identified by the use of words such as “may,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue,” “plan” and other words or phrases of similar meaning. The forward-looking statements are based on our current views with respect to future events and financial performance. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus or in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference in this prospectus supplement or the accompanying prospectus. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking information will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the objectives or plans of our company will be achieved. The forward-looking statements relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly release the results of any revisions to these forward-looking statements. We cannot assure you that actual results will be consistent with these forward looking-statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other factors:

•	our history of losses and that we may be unable to cover our cost of operations unless we generate sufficient operating income from the sale of our products, or raise additional debt or equity capital;

•	the future issuance of additional shares of common stock and/or preferred stock could dilute existing stockholders;

•	our loan agreement contains financial covenants that may limit our operating and strategic flexibility;

•	our growth strategy depends in part on our ability to execute successful strategic acquisitions;

•	we must realize the expected benefits of our acquisitions, including our recent acquisitions of Value Lighting, Inc., All Around, Inc., E-Lighting, Inc., and Energy Source, Inc., and the acquisition of TNT Energy, LLC which is expected to close simultaneously with the closing of this offering, or face the potential for losses and impairments;

•	we face competition from larger companies in each of our product areas;

•	the risk that demand for our LED products fails to emerge as anticipated;

•	we are dependent on the availability of components used in our finished products and if third-party manufacturers experience delays, or shipping or transportation is disrupted due to labor unrest or other factors, we may incur delays in shipment to our customers, which would damage our business;

•	if the companies to which we outsource the manufacture of our products fail to meet our requirements for quality, quantity and timeliness, our revenue and reputation in the marketplace could be harmed;

•	we depend on distributors and independent sales representatives for a portion of our revenue and sales, and the failure to successfully manage our relationships with these third-parties, or the termination of these relationships, could cause our revenue to decline and harm our business; and

•	the risk that we may not be able to adequately protect our intellectual property rights or that infringement claims by others may subject us to significant costs.

iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that should be considered before investing in our common stock. Before making an investment decision, investors should carefully read the entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, paying particular attention to the risks referred to under the headings “Cautionary Statements Regarding Forward-Looking Statements,” “Risk Factors” and our financial statements and the notes to those financial statements.

Overview

We design, manufacture, market and sell commercial grade light-emitting diode, or LED, solutions for outdoor and indoor applications, focusing on the commercial and industrial, and government markets in the United States, Canada and internationally. We believe that our product offerings and designs, combined with our comprehensive service capabilities, enable us to provide the highest performance products available to generate significant energy and maintenance cost savings for our customers, while enhancing safety and productivity through superior light quality and output.

We generate revenue by selling lighting products globally for use in the commercial and industrial, and government markets, which include vertical markets such as industrial, commercial and government facilities, hospitality, institutional, educational, healthcare and signage markets. We market and distribute our products directly to customers and through networks of distributors, independent sales agencies and representatives, electrical supply companies, as well as internal marketing and sales forces whose knowledge and understanding of state and utility rebate and incentive programs, lighting technology, building constraints, and regulatory environment enables customers to select the best solution for their needs.

We provide our customers with leading experience and industry knowledge. We have continued to make key investments to offer leading services, including scope development, product specification, incentive procurement, bidding and project management capabilities. Investments include Seesmart Technologies, Relume Technologies, Value Lighting, Tri-State LED, All Around Lighting, and most recently Energy Source, a full service turnkey solutions provider and installer of LED technology, to ensure that we continue to combine the highest quality lighting products with exceptional service.

Recent Developments

TNT Acquisition

On May 2, 2016, Revolution Lighting Technologies – TNT Energy LLC (the “Acquisition Subsidiary”), a Delaware limited liability company and a wholly owned subsidiary of Revolution Lighting Technologies, Inc. (“Revolution” or the “Company”), entered into a membership interest purchase agreement (the “Acquisition Agreement”) with TNT Energy, LLC, a Massachusetts limited liability company (“TNT”), and Timothy M. Blanchard and Theodore A. Carmone Jr. (each a “Member” and collectively, the “Members”). Pursuant to the Acquisition Agreement, the Company, through the Acquisition Subsidiary will acquire all of the outstanding membership interests of TNT. The Acquisition Agreement contains customary representations, warranties, covenants and indemnities. The acquisition of TNT remains subject to various standard closing conditions, including the entry into employment and non-compete agreements with TNT’s key employees, the receipt of certain consents, the absence of any material adverse effect of TNT and the entry into a lease.

TNT is a turnkey provider of LED lighting-based energy savings projects within the commercial, industrial, hospitality, retail, education and municipal sectors. TNT’s headquarters are located in Raynham, Massachusetts with additional offices located in Westfield, Massachusetts. The acquisition of TNT is expected to expand the Company’s footprint within key lighting retrofit markets in the northeast. The Company believes this is a direct complimentary fit with the Company’s division, Energy Source, based in Providence, RI. In addition to its broad existing customer base, TNT is a contract vendor for the Small C&I Business Programs of northeast utility companies, with a defined territory of approximately 120 municipalities throughout Massachusetts.

The aggregate consideration under the Acquisition Agreement is approximately ten million dollars ($10,000,000) (the “Closing Purchase Price”). The Closing Purchase Price will consist of (i) approximately eight million dollars ($8,000,000) in cash (the “Cash Consideration”), subject to customary working capital adjustments (paid to the Members in accordance with each Member’s pro rata ownership interest in TNT as of closing), and (ii) one million dollars ($1,000,000) to be paid pursuant to the issuance of promissory notes in the amount of five hundred thousand dollars ($500,000) to each Member (“Promissory Note No. 1”) and (iii) one million dollars ($1,000,000) to be paid pursuant to the issuance of promissory notes in the amount of five hundred thousand dollars ($500,000) to each Member (“Promissory Note No. 2”, and collectively, with Promissory Note No. 1, the “Promissory Notes”). The Cash Consideration is expected to be financed through a registered offering of the Company’s common stock, par value $0.001 per share (the “Common Stock”) pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-199510).

Interest accrues on the Promissory Notes at a rate of five percent (5%) per annum and Promissory Note No. 1 and Promissory Note No. 2 mature on the twelve month and eighteen month anniversary from the date of issuance, respectively. Promissory Note No. 1 is secured by an irrevocable letter of credit that has been provided by an affiliate of the Company’s largest stockholder, RVL 1 LLC. The principal amounts of the Promissory Notes plus the interest accrued thereon may become payable prior to the maturity dates of the Promissory Notes under certain circumstances as described in the Promissory Notes.

Commencing on the period beginning January 1, 2016, the Members are entitled to receive earn-out payments of up to $2.5 million, collectively, for each of 2016 and 2017 in the event that TNT achieves revenues of $32.5 million and $34.0 million, respectively, and EBITDA of $4.5 million and $4.8 million, respectively. In addition, if the aforementioned revenue targets are exceeded in the applicable year, the Members can earn an additional earn-out payment for each of 2016 and 2017, equal to 50% of the excess over the aforementioned EBITDA amounts, up to $1 million each year. The amount of any earn-out payment, if earned, is payable in cash or shares of Common Stock, at the election of the Company, with a minimum of fifty percent (50%) to be paid in cash and will be paid to the Members in accordance with each Member’s pro rata ownership interest in TNT as of closing.

Bank of America Loan Agreement

In April 2016, we entered into a seventh amendment to our loan and security agreement, as amended (the “Loan Amendment”), with Bank of America, N.A. (“Bank of America”), pursuant to which, among other things, Bank of America consented to the consolidation of certain of our subsidiary entities and our reverse stock split described below. Also in April 2016, we entered into an eighth amendment to the Loan Agreement pursuant to which our Chairman, Chief Executive Officer and President pledged $2 million as additional security for his limited recourse guaranty of up to $7 million (after taking account of said additional $2 million) of our obligations under the Loan Agreement. In connection with the eighth amendment, Bank of America agreed to amend the Loan Agreement to enable us to borrow up to $27 million under certain conditions. On May 2, 2016, Bank of America delivered, subject to certain terms and conditions, its consent to the TNT Acquisition and agreed, upon consummation of this offering, to adjust the ownership threshold of our largest beneficial holder, Aston Capital LLC (“Aston”), an entity controlled by our Chairman, Chief Executive Officer and President, upon which a change in control of us would be deemed to occur, from 51% to 35%. The consent is conditioned on our entry into a ninth amendment to the Loan Agreement which would provide for the joinder of the TNT entities as parties to the Loan Agreement, provide conditions to our ability to make earn out payments in the TNT Acquisition in cash and provide for other matters relating to the TNT Acquisition. We and Bank of America expect to enter the ninth amendment simultaneously with the consummation of the TNT Acquisition.

Capitalization

On March 10, 2016, we effected a one-for-ten reverse stock split of our common stock. All share and per share information included herein has been adjusted to give effect to the reverse stock split, as applicable. Our Board of Directors has unanimously approved an amendment to our Amended and Restated Certificate of Incorporation, as amended, to decrease the number of authorized shares of our common stock from 200,000,000 to 35,000,000 shares and is seeking approval of the amendment from our stockholders at our upcoming Annual Meeting to be held on May 12, 2016 (the “Annual Meeting”). In addition, our Board of Directors has unanimously adopted a resolution approving Amendment No. 3 to our 2013 Stock Incentive Plan, as amended (the “2013 Stock Incentive Plan”), subject to the approval of our stockholders at the upcoming Annual Meeting, to increase the number of shares available for issuance under the 2013 Stock Incentive Plan by 500,000 shares and to increase the maximum number of shares of common stock issuable to any one individual based on the achievement of performance goals to 75,000 shares per calendar year.

Corporate Information

We were incorporated in Delaware on December 16, 1993. We are the successor by merger to a Florida corporation named Super Vision International, Inc., which was incorporated in January 1991. In April 2007, we changed our name from Super Vision International, Inc. to Nexxus Lighting, Inc. In November 2012, we changed our name from Nexxus Lighting, Inc. to Revolution Lighting Technologies, Inc. Our principal executive offices are located at 177 Broad Street, 12th Floor, Stamford, CT 06901. Our telephone number is (203) 504-1111 and our website is located at http://www.rvlti.com/. Information contained on our website is not incorporated by reference into, and should not be considered part of, this prospectus supplement.

The Offering

Common stock offered by us	Shares

Over-Allotment Option	We have granted the underwriters an option to purchase up to an additional shares of common stock from us at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discounts and commissions, at any time and from time to time during the 30-day period from the date of this prospectus supplement to cover over-allotments, if any.

Common stock to be outstanding immediately after this offering(1)	Shares

Use of proceeds	We currently intend to use a portion of the net proceeds of this offering in connection with the TNT Acquisition and intend to use the remaining proceeds to repay certain of our outstanding indebtedness and for general corporate purposes. Please refer to the sections entitled “Summary – TNT Acquisition and “Use of Proceeds” for additional information.

Risk Factors	Before investing in our common stock, you should carefully read and consider the information set forth under the heading “Risk Factors” on page S-6 of this prospectus supplement, and the documents incorporated by reference in this prospectus supplement.

Listing	Our common stock currently trades on the NASDAQ Capital Market under the ticker symbol “RVLT.”

Transfer Agent and Registrar	American Stock Transfer & Trust Company, LLC.

(1)	The number of shares of our common stock to be outstanding immediately after this offering as shown above assumes that all of the shares offered hereby are sold and is based on 16,064,292 shares of common stock outstanding as of April 29, 2016. Such number of shares excludes the following:

•	30,983 shares of our common stock subject to outstanding options with a weighted average exercise price of $43.82 per share;

•	179,485 additional shares of our common stock reserved for future issuance under our 2013 Stock Incentive Plan;

•	250,000 shares of our common stock to be issued to Aston in connection with the Management Services Agreement; and

•	approximately an additional 1.2 million shares of our common stock to be issued in the second quarter of 2016 in connection with our outstanding obligations related to previous consummated acquisitions, which will reduce liabilities by approximately $5.7 million in the second quarter of 2016.

Unless otherwise indicated, the information in this prospectus supplement assumes the underwriters do not exercise their over-allotment option to purchase additional shares of common stock from us.

RISK FACTORS

Investing in our common stock involves a high degree of risks. Before deciding to purchase our common stock, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus, including, in particular the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference in this prospectus supplement, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described below and in the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. See the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to this Offering and Our Common Stock

Due to RVL’s substantial ownership, our largest stockholder and its affiliates have significant influence over corporate matters and you will be limited in your ability to influence corporate matters.

Upon completion of this offering, we anticipate that we will no longer be a “controlled company” within the meaning of NASDAQ Marketplace Rule 5615. Our largest stockholder, RVL 1 LLC (“RVL”), an affiliate of Aston, and its affiliates, including our Chairman, Chief Executive Officer and President and our Chief Financial Officer and members of our board of directors, will own approximately     % of our outstanding common stock upon completion of this offering and may have the ability, acting together, to exercise significant influence over our management and affairs and over all matters requiring stockholder approval, including any change-of-control transaction, such as a merger or other sale of our company or all or substantially all of our assets, for the foreseeable future. This concentrated control limits your ability to influence some corporate matters and could result in some corporate actions that our other stockholders do not view as beneficial, such as failure to approve change of control transactions that could offer holders of our common stock a premium over the market value of our company. As a result, the market price of our common stock could be adversely affected.

In addition, pursuant to the terms of an investment agreement entered into with RVL, if we engage in a new issuance of our securities, RVL has a right of first refusal to purchase a pro rata portion of such securities offered commensurate with its ownership, subject to certain exceptions. Thus, while other holders of our securities would risk suffering a reduction in percentage ownership in connection with a new issuance of securities by us, RVL would, through this preemptive right, have the opportunity to avoid a reduction in its percentage ownership.

The market price of our common stock may be volatile, which could result in substantial losses for investors holding our shares.

The trading price of our common stock following this offering may fluctuate substantially. The price of our common stock in the market after this offering may be higher or lower than the price paid, depending on many factors, some of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose part or all of your investment in our common stock. Factors that could cause fluctuations in the trading price of our common stock include, but are not limited to:

•	general fluctuations in stock market prices and volume;

•	variations in our quarterly results of operations and our inability to meet analysts’ quarterly or annual estimates or targets of our performance;

•	issuances of new or updated research reports by securities analysts;

•	changes in market valuations of similar companies;

•	changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

•	failure to complete significant sales;

•	announcements by us or our competitors of significant products, contracts, acquisitions or strategic partnerships;

•	changes in governmental regulations;

•	future sales of shares of our common stock into the public market, particularly by our controlling stockholder, directors or executive officers; and

•	general domestic or international economic, market and political conditions.

These factors may adversely affect the trading price of our common stock, regardless of our actual operating performance and could prevent you from selling your common stock at or above the offering price. In addition, the stock markets may experience extreme price and volume fluctuations that may be unrelated or disproportionate to a company’s operating performance.

Future sales of our common stock in the public market, particularly by our largest stockholder and its affiliates, our directors or executive officers, could cause the price of our stock to decline.

Sales of a substantial number of shares of our common stock in the public market following the applicable contractual lock-ups of our directors and executive officers or by our controlling stockholder, or the perception that such sales could occur, could cause the market price of our common stock to decline below the offering price or limit our future ability to raise capital through an offering of equity securities. All of the shares of our common stock expected to be outstanding upon the consummation of this offering will be freely tradable without restriction or further registration under the federal securities laws, except with respect to applicable volume, manner of sale and other limitations under Rule 144 of the Securities Act of 1993, as amended, or the Securities Act. As of April 29, 2016, we had 30,983 shares of our common stock reserved for issuance upon the exercise of outstanding options. In addition, as of April 29, 2016, we had 179,485 shares of our common stock reserved for future grant and issuance under our 2013 Stock Incentive Plan. Our Board of Directors has unanimously adopted a resolution approving Amendment No. 3 to our 2013 Stock Incentive Plan, subject to the approval of our stockholders at the upcoming Annual Meeting, to increase the number of shares available for issuance under the 2013 Stock Incentive Plan by 500,000 shares and to increase the maximum number of shares of common stock issuable to any one individual based on the achievement of performance goals to 75,000 shares per calendar year. An increase in the number of shares of our common stock in the public market could adversely affect prevailing market prices and could impair our ability to raise capital through the sale of our equity securities. In addition, the issuance of any additional securities could, among other things, result in substantial dilution of the percentage ownership of our stockholders at the time of issuance and substantial dilution of our earnings per share.

We may need additional capital in the future and the raising of additional capital may dilute stockholders’ ownership in us.

If we decide to accelerate the growth in our operations in response to new market opportunities, acquire other technologies or companies, our revenue grows more slowly than we anticipate or we incur unexpected costs, we may need to raise additional capital. Additional capital may come from several sources, including proceeds from the exercise of outstanding options, the incurrence of indebtedness or the issuance of additional common stock, preferred stock, debt (whether convertible or not) or other securities, including the proceeds from this offering. Increased indebtedness could negatively affect our liquidity and operating flexibility. The issuance of any additional securities could, among other things, result in substantial dilution of the percentage ownership of our stockholders at the time of issuance, result in substantial dilution of our earnings per share and adversely affect the prevailing market price for our common stock. In addition, we may not be able to obtain additional financing on terms favorable to us, if at all. If additional funds become necessary and are not available on terms favorable to us, or at all, we may be unable to expand our business or continue to pursue our current acquisition strategy, and our business, results of operations and financial condition may be materially adversely affected.

We do not intend to pay cash dividends.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. As a result, capital appreciation, if any, of our common stock will be your sole source of potential gain for the foreseeable future.

If securities or industry analysts publish research or reports about our business, or if they change their recommendations regarding our stock, the price of our stock and trading volume could decline.

The trading market for our common stock may be influenced by the research reports and opinions that are published about our business. Investors have numerous investment opportunities and may limit their investments to publicly traded companies that receive thorough research coverage. If analysts fail to publish reports in a regular manner, we could lose visibility in the financial markets, which could cause a significant and prolonged decline in our stock price due to lack of investor awareness. Furthermore, if one or more analysts downgrade our stock or comment negatively about our prospects or the prospects of other companies operating in our industry, our stock price could decline significantly.

We could be the subject of securities class action litigation due to future stock price volatility.

The stock market in general, and market prices for the securities of companies like ours, recently have experienced extreme volatility that often has been unrelated to the operating performance of the underlying companies. These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our operating performance. When the market price of a stock declines significantly, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, our defense of the lawsuit could be costly and divert the time and attention of our management.

Investors in this offering will suffer immediate and substantial dilution of their investment.

If you purchase common stock in this offering, you will pay more for your shares than our net tangible book value per share. Based upon the sale by us of             shares of our common stock at a public offering price of $             per share, you will incur immediate and substantial dilution of $             per share, representing the difference between our public offering price and our net tangible book value per share as of December 31, 2015, as adjusted to reflect the sale of our common stock to investors in this offering and the application of a portion of the net proceeds of this offering in connection with the TNT Acquisition. Furthermore, if the underwriters exercise their option to purchase additional shares of our common stock, you could experience further dilution. You will experience additional dilution upon exercise of any warrant, upon exercise of options to purchase common stock under our equity incentive plans, or if we otherwise issue additional shares of our common stock or preferred stock. For a further description of the dilution that you will experience immediately after this offering, see the section entitled “Dilution.”

Provisions in our organizational documents and Delaware law may discourage or prevent a change of control, even if an acquisition would be beneficial to our stockholders, which could adversely affect our stock price and prevent attempts by our stockholders to replace or remove our current management.

Our certificate of incorporation and by-laws contain provisions that could delay or prevent a change of control of our company or changes in our board of directors that our stockholders might consider favorable. Some of these provisions:

•	authorize the issuance of preferred stock, which can be created and issued by our board of directors without prior stockholder approval, with rights senior to those of our common stock;

•	provide for the removal of a director with or without cause and by the affirmative vote of the holders of a majority or more of the shares then entitled to vote at an election of our directors; and

•	require advance written notice of stockholder proposals and director nominations.

In addition, other provisions in our certificate of incorporation, by-laws and Delaware law could make it more difficult for stockholders or potential acquirors to obtain control of our board of directors or initiate actions that are opposed by our then-current board of directors, including a merger, tender offer or proxy contest involving our company. Any delay or prevention of a change of control transaction or changes in our board of directors could cause the market price of our common stock to decline.

Our Loan Agreement contains financial covenants that may limit our operating and strategic flexibility.

Our loan and security agreement with Bank of America, N.A., as amended (which we refer to as the “Loan Agreement”) contains various affirmative and negative covenants and other restrictions generally typical of loan agreements of this type including, but not limited to, financial covenants. There can be no assurance that we will be in compliance with all covenants in the future or that Bank of America will agree to modify the Loan Agreement, should that become necessary.

Events beyond our control could affect our ability to comply with these covenants and restrictions. Failure to comply with any of these covenants and restrictions would result in an event of default under the Loan Agreement. If we do not cure an event of default or obtain necessary waivers within the required time periods, Bank of America would be permitted to exercise remedies typically found in loan agreements of this type, including acceleration of the maturity of the debt under the Loan Agreement, foreclosure upon our assets securing the debt, and termination of any further commitments to lend to us. Under these circumstances, we may not have sufficient funds or other resources to satisfy our other obligations. In addition, the limitations imposed by the Loan Agreement may significantly impair our ability to obtain other debt or equity financing.

There can be no assurance that any waivers we request will be received on a timely basis, if at all, or that any waivers obtained will extend for a sufficient period of time to avoid an acceleration event, an event of default, or other restrictions on our business. The failure to obtain any necessary waivers could have a material adverse effect on our business, liquidity, and financial condition.

We will have broad discretion in how we use the proceeds from this offering, and we may not use the proceeds effectively.

Expect with respect to the portion of the net proceeds of this offering that we intend to use in connection with the TNT Acquisition, we intend to use the remaining net proceeds to us from the sale of common stock under this prospectus supplement for general corporate purposes. Our management will have significant discretion in the application of the proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. Our failure to use these funds effectively could have a material adverse effect on our business.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of common stock by us in this offering will be approximately $             million ($             million if the underwriters exercise their overallotment option in full)), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use a portion of the net proceeds, or approximately $8 million, of this offering in connection with the TNT Acquisition (See “Summary – TNT Acquisition”). We intend to use the remaining net proceeds to us from the sale of common stock under this prospectus supplement to repay certain of our outstanding indebtedness and for general corporate purposes. The indebtedness to be repaid is outstanding amounts under our credit facility which bear interest at approximately 3.5% per annum and matures in August 2017. Management will have significant discretion in applying net proceeds from this offering. Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and to finance future growth and do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination to declare dividends will otherwise be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

Pursuant to the terms of our Loan Agreement, we are prohibited from paying a cash dividend on our common stock for so long as the Loan Agreement is in effect.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2015:

•	on an actual basis; and

•	on an as adjusted basis to further reflect (i) our receipt of the net proceeds from our sale of shares of common stock in this offering at a public offering price of $ per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and (ii) the payment of $8 million in cash and the issuance of the $2 million of notes in connection the TNT Acquisition.

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes appearing in our Annual Report on Form 10-K for the year ended December 31, 2015.

	Actual	As Adjusted for Offering	As Adjusted for Offering and TNT Acquisition
Cash and cash equivalents	$219	$12,219	$4,261

Debt:
Notes payable to affiliates of controlling shareholder	2,565	2,565	2,565
Bank loan payable	22,026	22,026	22,026
Notes payable	12,786	12,786	14,786

Total debt	37,377	37,377	39,377

Stockholders’ Equity
Common stock, $.001 par value, 200,000 shares authorized, 15,964 issued and outstanding at December 31, 2015	16	18	18
Additional paid-in capital	176,760	188,758	188,758
Accumulated deficit	(74,673)	(74,673)	(74,673)

Total stockholders’ equity	102,103	114,103	114,103

Total capitalization	$139,480	$151,480	$153,480

The number of shares of our common stock outstanding after the completion of this offering is based on 15,964,503 shares outstanding as of December 31, 2015, and excludes:

•	35,555 shares subsequently issued as a subsequent payment in connection with our prior acquisition of All Around, Inc.

•	30,983 shares of our common stock subject to outstanding options with a weighted average exercise price of $43.82 per share;

•	250,000 shares of our common stock to be issued to Aston in connection with the Management Services Agreement;

•	243,718 additional shares of our common stock reserved for future issuance under our 2013 Stock Incentive Plan; and

•	approximately an additional 1.2 million shares of our common stock to be issued in the second quarter of 2016 in connection with our outstanding obligations related to previous consummated acquisitions, which will reduce liabilities by approximately $5. 7 million in the second quarter of 2016.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the amount per share paid by purchasers of shares of common stock in this public offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

At December 31, 2015, our net tangible book value was approximately $(1.8) million, or $(0.11) per share of common stock. Net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by the shares of common stock outstanding at December 31, 2015. Our as adjusted net tangible book value at December 31, 2015 would have been $             million, or $             per share of common stock, after giving effect to our sale of             shares of common stock in this offering at a public offering price of $             per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the payment of $8 million in cash and the issuance of the $2 million of notes in connection the TNT Acquisition. This represents an immediate increase in as adjusted net tangible book value of $             per share to existing stockholders and an immediate dilution of $             per share to new investors.

The following table illustrates this dilution:

Public offering price per share		$

Net tangible book value per share as of December 31, 2015	$(0.11)

Total increase per share attributable to this offering and the TNT Acquisition

As adjusted net tangible book value per share after giving effect to this offering and the TNT Acquisition		$

Net tangible book value dilution per share to investors in this offering		$

The foregoing calculations are based on 15,964,503 shares of our common stock outstanding as of December 31, 2015, and exclude:

•	35,555 shares subsequently issued as a subsequent payment in connection with our prior acquisition of All Around, Inc.;

•	30,983 shares of our common stock subject to outstanding options with a weighted average exercise price of $43.82 per share;

•	250,000 shares of our common stock to be issued to Aston in connection with the Management Services Agreement;

•	243,718 additional shares of our common stock reserved for future issuance under our 2013 Stock Incentive Plan; and

•	approximately an additional 1.2 million shares of our common stock to be issued in the second quarter of 2016 in connection with our outstanding obligations related to previous consummated acquisitions, which will reduce liabilities by approximately $5.7 million in the second quarter of 2016.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING

General

We have entered into an underwriting agreement with Roth Capital Partners, LLC, as representative of the several underwriters. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the number of shares of common stock provided below opposite their respective names.

Underwriter	Number of Shares
Roth Capital Partners, LLC
Total

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us. The underwriters are obligated to take and pay for all of the shares of common stock if any such shares are taken. However, the underwriters are not required to take or pay for the shares of common stock covered by the underwriters’ over-allotment option described below.

Over-Allotment Option

We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of             additional shares of common stock to cover over-allotments, if any, at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of common stock offered by this prospectus supplement and the accompanying prospectus. If the underwriters exercise this option, each underwriter will be obligated, subject to certain conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above for which the option has been exercised.

Discount, Commissions and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $             per share. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $             per share to certain brokers and dealers. After this offering, the initial public offering price, concession and reallowance to dealers may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The shares of common stock are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the underwriting discount payable to the underwriters by us on a per share and aggregate basis in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase additional shares.

	Per Share	Total Without Exercise of Over- Allotment Option	Total With Full Exercise of Over-Allotment Option
Public offering price	$	$	$
Underwriting discount	$	$	$

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $             million. We have agreed to reimburse the underwriters for certain out-of-pocket expenses up to a maximum of $125,000.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We and our officers and directors, and certain of our stockholders, have agreed, subject to limited exceptions (including with respect to issuances to affiliates or in connection with mergers or acquisitions of securities, businesses, property or other assets, joint ventures, strategic alliances, equipment leasing arrangements or debt financing), for a period of 90 days after the date of this prospectus supplement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of Roth Capital Partners, LLC.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, once commenced, will not be discontinued without notice.

Listing and Transfer Agent

Our common stock is listed on the NASDAQ Capital Market and trades under the symbol “RVLT.” The transfer agent of our common stock is American Stock Transfer & Trust Company, LLC.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters or by their affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or any underwriter in its capacity as an underwriter, and should not be relied upon by investors.

Other

From time to time, certain of the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus supplement and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus supplement.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon by Lowenstein Sandler LLP, New York, New York. Goodwin Procter LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Revolution Lighting Technologies, Inc. as of December 31, 2015 and 2014 and for the years ended December 31, 2015, 2014 and 2013 incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part have been audited by RSM US LLP, an independent registered public accounting firm and are included in reliance upon its report incorporated herein given upon the authority of said firm as experts in auditing and accounting.

The audited financial statements of TNT Energy, LLC as of and for the years ended December 31, 2015 and 2014 incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part have been audited by Kahn, Litwin, Renza & Co., Ltd., an independent public accounting firm and are included in reliance upon its report incorporated herein given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. You can review our electronically filed reports, proxy and information statements on the SEC’s web site at http://www.sec.gov/ or on our web site at http://www.rvlti.com/. Information included on our web site is not part of this prospectus or any prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 with the SEC under the Securities Act for the common stock offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus supplement.

Information contained in this prospectus supplement and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement automatically modifies and supersedes previously filed information including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information. Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, as amended, after the date of this prospectus (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

•	our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on March 10, 2016;

•	our Current Reports on Form 8-K, as filed with the SEC on March 10, 2016 and May 2, 2016;

•	our Definitive Information Statements on Schedule 14C, as filed with the SEC on February 16, 2016 and April 20, 2016; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 4, 1994, as amended (including by the Current Report on Form 8-K filed with the SEC on August 4, 2014).

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. In case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference in this prospectus supplement, you should rely on the information contained in the document that was later filed. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. Any such request may be made by writing or telephoning us at the following address or phone number:

Revolution Lighting Technologies, Inc.

177 Broad Street, 12th Floor

Stamford, Connecticut 06901

Attention: Chief Financial Officer

(203) 504-1111

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Warrants

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units

Units

We may offer and sell from time to time, in one or more offerings, up to $50,000,000 of any combination of the securities described in this prospectus, in one or more classes and in amounts, at prices and on terms to be determined at the time of any such offering and set forth in a supplement to this prospectus.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

We may sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how we may sell our respective securities in the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “RVLT.” On October 20, 2014, the last reported sale price of our common stock on the NASDAQ Capital Market was $1.79 per share.

Investing in the common stock involves risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 24, 2014

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell the securities or combinations of the securities described in this prospectus in one or more offerings up to an aggregate dollar amount of $50,000,000. This prospectus provides you with a general description of the securities that we may offer and the general manner in which such securities can be offered. Each time we offer securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in any prospectus supplement (and in any related free writing prospectus) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information By Reference,” before buying any of the securities being offered.

You should rely only on the information contained in this prospectus, including the information we are incorporating by reference or in any free writing prospectus prepared by or on behalf of us and delivered or made available to you. Neither we nor any underwriter have authorized anyone to provide you with different or additional information. This prospectus is not an offer to sell or solicitation of an offer to buy our securities in any circumstances or jurisdiction in which the offer or solicitation is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of our securities.

In this prospectus, unless otherwise stated or the context otherwise requires, the terms “Revolution,” “Revolution Lighting,” “we,” “us,” “our company” or “our” refer to Revolution Lighting Technologies, Inc. and its consolidated subsidiaries, except where it is clear that such terms mean only Revolution Lighting Technologies, Inc. or our subsidiaries, Seesmart Technologies, LLC, Relume Technologies, Inc., Lumificient Corporation, Lighting Integration Technologies, LLC (which we also refer to as “LIT”), Tri-State DE, LLC (which we also refer to as “Tri-State”) and Value Lighting, LLC.

We own, have rights to or have applied for the trademarks and trade names that we use in conjunction with our business, including our logo. All other trademarks and trade names appearing in this prospectus are the property of their respective holders.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

-ii-

OUR COMPANY

We design, manufacture, market and sell high-performance, commercial grade smart grid control systems, commercial grade light emitting diode, or LED, fixtures for outdoor and indoor applications and LED-based signage, channel-letter and contour lighting products and LED replacement lamps. We sell these products under the Value Lighting, Seesmart, Array, CMG, Lumificient and Relume brand names. Our products incorporate many proprietary and innovative features. Our product offerings and patented designs provide opportunities for significant savings in energy and maintenance costs without compromising the environment. We sell LED lighting products for use in the municipal and commercial markets, which include vertical markets such as industrial, commercial and government facilities, hospitality, institutional, educational, healthcare and signage markets. We market and distribute our products globally, primarily through our network of distributors, independent sales agencies and representatives, electrical supply companies and internal sales forces.

Our operations are comprised of two reportable segments for financial reporting purposes: LED replacement lamps and fixtures and LED signage and lighting strips. The LED replacement lamps and fixtures reportable segment includes the Seesmart business, the Relume business, the LIT business, the Tri-State business and the Value Lighting business. The LED signage and lighting strips segment is comprised of the Lumificient business. Effective January 1, 2014 the media business of Relume, included in the LED replacement lamps and fixtures segment since the acquisition of Relume, was transferred to Lumificient and is now included in the LED signage and lighting strips segment.

We were incorporated in Delaware on December 16, 1993. We are the successor by merger to a Florida corporation named Super Vision International, Inc., which was incorporated in January 1991. In April 2007, we changed our name from Super Vision International, Inc. to Nexxus Lighting, Inc. In November 2012, we changed our name from Nexxus Lighting, Inc. to Revolution Lighting Technologies, Inc. Our principal executive offices are located at 177 Broad Street, 12th Floor, Stamford, CT 06901. Our telephone number is (203) 504-1111 and our website is located at www.rvlti.com. Information contained on our website is not incorporated by reference into, and should not be considered part of, this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risks. Before deciding to purchase any of our securities, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement, including, in particular the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, or the SEC, in the future. See the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein includes forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act) that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus and documents incorporated by reference into this prospectus and any prospectus supplement or free writing prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. Forward-looking statements may be identified by the use of words such as “may,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue,” “plan” and other words or phrases of similar meaning. The forward-looking statements are based on our current views with respect to future events and financial performance. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section entitled “Risk Factors” in this prospectus and any accompanying prospectus supplement or free writing prospectus or in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference in this prospectus or any accompanying prospectus supplement. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking information will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the objectives or plans of our company will be achieved. The forward-looking statements relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly release the results of any revisions to these forward-looking statements. We cannot assure you that actual results will be consistent with these forward looking-statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other factors:

•	our history of losses and that we may not be able to remain viable if we are unable to increase revenue, or raise capital, as needed if support from our controlling shareholder does not continue;

•	the future issuance of additional shares of common stock and/or preferred stock could dilute existing stockholders;

•	a substantial portion of our capital structure consists of convertible preferred stock which has a liquidation preference senior to our common stock and is convertible into shares of our common stock at prices that are less than current market values;

•	we are a “controlled company” within the meaning of the rules of NASDAQ and, as a result, are exempt from certain corporate governance requirements that offer protections to stockholders of other NASDAQ-listed companies;

•	our majority stockholder controls the outcome of all matters submitted for stockholder action, including the composition of our board of directors and the approval of significant corporate transactions;

•	the risk that demand for our LED light bulbs fails to emerge as anticipated and the potential failure to make adjustments to our operating plan necessary as a result of any failure to forecast accurately;

•	the risk that we will not be able to successfully integrate our acquisitions, including our recent acquisitions of Tri-State DE LLC, Relume Technologies, Inc., Seesmart Technologies, Inc. and Value Lighting Group, Inc., resulting in losses and impairments;

•	competition from larger companies in each of our product areas;

•	dependence on suppliers and third-party manufacturers; and

•	the risk that we may not be able to adequately protect our intellectual property rights or that infringement claims by others may subject us to significant costs even if the claims are invalid and that an adverse outcome in litigation could subject us to significant liabilities, require us to license disputed rights from others or require us to cease marketing or using certain products or technologies.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectus we have authorized for use in connection with a specific offering, we currently intend to use a portion of the net proceeds to us from the sale of securities under this prospectus, if any, for general corporate purposes including working capital and the financing of possible acquisitions. We will set forth in the prospectus supplement applicable to a specific offering our intended use for the net proceeds received from the sale of any securities in that offering. Management will have significant discretion in applying net proceeds from any offering. Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DEFICIENCY OF EARNINGS TO FIXED CHARGES

AND

DEFICIENCY OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

Our earnings were insufficient to cover fixed charges and preference dividends for each of the periods presented. Accordingly, the following table sets forth the deficiency of earnings to fixed charges and the deficiency of earnings to combined fixed charges and preference dividends for each of the periods presented. Because of the deficiency, ratio information is not applicable.

	Six Months Ended June 30, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009
	(in thousands)

Deficiency of earnings to fixed charges (1)	$7,124	$16,821	$8,579	$5,425	$6,365	$5,247

Deficiency of earnings to combined fixed charges and preference dividends (1)	$7,124	$16,821	$8,579	$5,425	$6,365	$5,247

(1)	In calculating the foregoing deficiencies, “earnings” consist of pretax income (loss) before adjustment for income or loss from equity investees, plus fixed charges, plus amortization of capitalized interest, plus distributed income of equity investees, plus our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, less interest capitalized, less preference security dividend requirements of consolidated subsidiaries, less the noncontrolling interest in pre-tax income of subsidiaries that have no incurred fixed charges. “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt costs (including amortized premiums, discounts and capitalized expenses), an estimate of the interest within rental expense and preference security dividend requirements of consolidated subsidiaries.

SECURITIES TO BE OFFERED

We may offer debt securities, shares of common stock, shares of preferred stock, warrants, subscription rights, stock purchase contracts, stock purchase units or other units from time to time in one or more offerings. We will set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and/or other offering material relating to such offering.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We may issue debt securities from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a senior indenture and subordinated debt securities may be issued under a subordinated indenture. If we issue debt securities pursuant to an indenture, in the applicable prospectus supplement we will specify the trustee under such indenture. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of our company. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

•	the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•	if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•	the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of default or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

•	if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;

•	if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

•	if the debt security is also an original issue discount debt security, the yield to maturity;

•	if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge;

•	whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•	if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	the assets, if any, that will be pledged as security for the payment of the debt security;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	whether the debt securities will be convertible and the terms of any conversion provisions;

•	the forms of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes the material terms and provisions of our capital stock. For a full description of terms relating to our capital stock, please refer to (i) our Amended and Restated Certificate of Incorporation, as amended (which we refer to as our Certificate of Incorporation), which is filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q filed with the SEC on August 7, 2013, (ii) our Amended and Restated Bylaws (which we refer to as our Bylaws), which are filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on January 30, 2013, (iii) the Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of Nexxus Lighting, Inc. which is filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on November 16, 2012, (iv) the Certificate of Designations, Preferences and Rights of Series C Senior Convertible Preferred Stock of Revolution Lighting Technologies, Inc. which is filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on December 27, 2012, (v) the Certificate of Designations, Preferences and Rights of Series E Senior Convertible Redeemable Preferred Stock of Revolution Lighting Technologies, Inc. which is filed as Exhibit 4.2 to our Quarterly Report on Form 10-Q filed on May 15, 2013, (vi) the Certificate of Designations, Preferences and Rights of Series G Senior Convertible Redeemable Preferred Stock of Revolution Lighting Technologies, Inc. which is filed as Exhibit 3.1 to our Current Report on Form 8-K filed on July 3, 2014 and (vii) the applicable provisions of the Delaware General Corporation Law (which we refer to as the DGCL). The summary below and that contained in any prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Certificate of Incorporation, Bylaws, Series B Certificate of Designations, Series C Certificate of Designations, Series E Certificate of Designations and Series G Certificate of Designations, as in effect at the time of any offering of securities under this prospectus. See the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

We are authorized to issue 150,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of October 15, 2014, there were 83,371,844 shares of our common stock and 33,226 shares of our preferred stock issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of the Company. Further, no dividend can be paid on our common stock without consent of the holders of our preferred stock. Upon liquidation, dissolution or winding-up of our company, the holders of our common stock are entitled to share ratably in all assets of our company which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The Certificate of Incorporation does not provide for preemptive, subscription, redemption or conversion rights with respect to our common stock. The rights of the holders of our common stock are subject to the rights of the holders of any series of preferred stock ranking senior to the common stock so designated.

Preferred Stock

Our board of directors has authority to issue the preferred stock in one or more series and to fix, by resolution, conditional, full, limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, as our board of directors may deem advisable. Our board of directors may also set the qualifications, limitations or restrictions of the preferred stock, if any, including the number of shares in a series (which the board of directors may increase or decrease as permitted by the DGCL), liquidation preferences, dividend rates, conversion or exchange rights, redemption provisions of the shares constituting any series, and such other special rights and protective provisions with respect to any class or series as the board of directors may deem advisable without any further vote or action by the stockholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights or both and could have voting and other rights of stockholders. The issuance of preferred stock with voting or conversion rights may adversely affect the voting rights of the holders of common stock.

At October 15, 2014, we had the following classes of preferred stock issued and outstanding:

Class of Preferred Stock	Shares Issued and Outstanding
Series B convertible preferred stock, $.001 par value, aggregate liquidation preference of $20; 1,000,000 shares authorized	2
Series C convertible preferred stock, $.001 par value, aggregate liquidation preference of $10,964,000; 25,000 shares authorized	10,224
Series E convertible redeemable preferred stock, $.001 par value, aggregate liquidation preference of $5,877,000; 10,000 shares authorized	5,000
Series G senior convertible redeemable preferred stock, $.001 par value, aggregate liquidation preference of $18,900,000; 36,000 shares authorized,	18,000

Total preferred stock shares issued and outstanding	33,226

Series B Convertible Preferred Stock

Pursuant to our Certificate of Incorporation, our board of directors has authorized the Series B Convertible Preferred Stock (which we refer to as the Series B Stock). The Series B Stock is convertible at any time at the option of the holder into shares of our common stock, at a conversion price per share equal to $0.13, subject to certain anti-dilution adjustments. As of October 15, 2014, the 2 outstanding shares of Series B Stock are convertible into 153 shares of our common stock at the option of the holder. Each holder of Series B Stock is entitled to vote, together with our common stock, on an as-converted basis and cast the number of votes equal to the number of whole shares of common stock into which the shares of Series B Stock held by such holder are convertible.

For so long as shares of Series B Stock are outstanding, we will be prohibited from taking certain actions without the consent of the holders of at least a majority of the then outstanding shares of Series B Stock, including, among other things, authorization of additional shares of capital stock, increases in the size of the board of directors, declaration of dividends, consummation of certain business combination transactions, and incurrence of indebtedness and liens.

The Series B Stock has a liquidation preference per share equal to $10.00 per share and will share ratably on an as-converted basis with our common stock in the payment of dividends and distributions.

Series C Senior Convertible Preferred Stock

Pursuant to our Certificate of Incorporation, our board of directors has authorized the Series C Senior Convertible Preferred Stock (which we refer to as the Series C Stock). The Series C Stock is convertible at any time at the option of the holder into shares of our common stock, at a conversion price per share equal to $0.6889, subject to certain anti-dilution adjustments (which we refer to as the Series C Conversion Price). As of October 15, 2014, the 10,224 outstanding shares of Series C Stock are convertible into 14,841,050 shares of our common stock at the option of the holder. Each holder of Series C Stock is entitled to vote, together with our common stock, on an as-converted basis and cast the number of votes equal to the number of whole shares of common stock into which the shares of Series C Stock held by such holder are convertible.

The Series C Stock has a liquidation preference per share equal to the greater of (i) $1,000 (subject to customary adjustments with respect to events affecting the Series C Stock) plus accrued but unpaid dividends and (ii) such amount as would have been received had the Series C Stock converted into common stock immediately prior to the liquidation.

In the event of a change in control of the Company or a merger or recapitalization in which the Series C Stock is converted into property or securities other than shares of common stock, the Series C Stock will be automatically converted into common stock at a premium of 150% (if such event occurs prior to December 20, 2017) or 125% (if such event occurs after December 20, 2017) of $1,000 per share, subject to certain adjustments, in effect immediately prior to such event. Furthermore, from and after December 20, 2017, if the trading price of a share of common stock exceeds 200% of the Series C Conversion Price then in effect for any twenty (20) trading days in the immediately preceding thirty (30) consecutive trading day period, we shall have the right to automatically convert the Series C Stock into common stock at the Series C Conversion Price.

Each share of Series C Stock is entitled to receive cumulative dividends payable at a rate per annum of 10% of $1,000 per share, subject to certain adjustments, on the date of issuance. Such dividends shall be payable through the issuance of additional shares of Series C Stock on each anniversary of the date of issuance, shall not be paid in cash, and will accrue and cumulate daily. Additionally, the Series C Stock shall share ratably on an as converted basis with the common stock in the payment of all other dividends and distributions.

Series E Senior Convertible Redeemable Preferred Stock

Pursuant to our Certificate of Incorporation, our board of directors has authorized the Series E Senior Convertible Redeemable Preferred Stock (which we refer to as the Series E Stock). The Series E Stock is convertible into shares of our common stock at a conversion price per share equal to $1.17, subject to certain anti-dilution adjustments (which we refer to as the Series E Conversion Price). As of October 15, 2014, the 5,000 outstanding shares of Series E Stock are convertible into 4,273,504 shares of our common stock at the option of the holder. Each holder of Series E Stock is entitled to vote, together with our common stock, on an as-converted basis and cast the number of votes equal to the number of whole shares of common stock into which the shares of Series E Stock held by such holder are convertible. Pursuant to the voting rights established in the Certificate of Designations, Preferences and Rights of the Series E Stock, for so long as any Series E Stock holder, or any affiliate thereof, holds outstanding shares of Series E Stock, shares of Series C Stock, shares of Series B Stock and/or other shares of preferred stock convertible or exchangeable for shares of common stock, that, on an as-converted basis, together with any shares of common stock held by such Series E holder, represent the percentages of the outstanding shares of common stock set forth below, after giving effect to the conversion into common stock of all preferred shares and such other preferred stock, the Series E holders, exclusively and as a separate class, shall be entitled to elect the number of directors of our company set forth in the table below:

Ownership Percentage	Series E Directors
Fifty percent (50%) or more	4
Thirty percent (30%) or more, but less than fifty percent (50%)	3
Twenty percent (20%) or more, but less than thirty percent (30%)	2
Five percent (5%) or more, but less than twenty percent (20%)	1

As of October 15, 2014, the Series E Stock holder holds on an as-converted basis more than 50% of the outstanding shares of common stock after giving effect to the conversion of the all of the preferred stock held by the Series E Stock holder, and, accordingly, is entitled to elect four directors to the board of directors.

The Series E Stock has a liquidation preference (the “Series E Liquidation Preference”) per share equal to the greater of (i) $1,000 (subject to customary adjustments with respect to events affecting the Series E Stock) plus accrued but unpaid dividends and (ii) such amount as would have been received had the Series E Stock converted into common stock immediately prior to the liquidation.

We have the option to redeem all or any part of the Series E Stock for cash at any time subject to the holder’s right to convert and require delivery of shares of common stock. The redemption price to be paid by us is equal to 110% of the Series E Liquidation Preference if the Series E Stock is redeemed on or before the first anniversary of the date of the original issuance of shares of Series E Stock (the “Series E Original Issue Date”), 105% of the Series E Liquidation Preference if the Series E Stock is redeemed after the first anniversary of the Series E Original Issue Date but on or prior to the second anniversary of the Series E Original Issue Date, and the Series E Liquidation Preference if the Series E Stock is redeemed at any time thereafter.

At the option of the holders of two-thirds (2/3) of the then-outstanding shares of Series E Stock, we must redeem the number of shares of Series E Stock so requested for cash at the Series E Liquidation Preference. Such option can only be exercised on or after February 21, 2016, the third anniversary of the Series E Original Issue Date.

Each share of Series E Stock shall be entitled to receive dividends (the “Series E Dividend”) payable at a rate per annum of five percent (5%) of $1,000 per share, subject to certain adjustments (the “Series E Dividend Rate”). To the extent funds are legally available and we are not contractually prohibited from paying such Series E Dividend, the Series E Dividend must be declared and paid from and including the Series E Original Issue Date on each six-month anniversary of the Series E Original Issue Date. At the holder’s option, such dividends are payable through the issuance of additional shares of Series E Stock or in cash. To the extent that we are unable to pay any Series E Dividend (i.e. in the event funds are not legally available or we are contractually prohibited from making payment), any such unpaid Series E Dividend shall be cumulative and shall accrue and compound on a quarterly basis at the then applicable Series E Dividend Rate. Such unpaid Series E Dividend shall be paid as soon as funds are legally available or as soon as we are no longer contractually prohibited from paying such Series E Dividend, as applicable. Additionally, the Series E Stock shall share ratably on an as-converted basis with the common stock in the payment of all other dividends and distributions.

Series G Senior Convertible Redeemable Preferred Stock

Pursuant to our Certificate of Incorporation, our board of directors has authorized the Series G Senior Convertible Redeemable Preferred Stock (which we refer to as the Series G Stock). The Series G Stock is convertible into shares of our common stock, at any time at the option of the holder at a conversion price per share equal to $2.30, subject to certain anti-dilution adjustments (which we refer to as the Series G Conversion Price). As of October 15, 2014, the 18,000 shares of Series G Stock are convertible into 7,826,087 shares of our common stock at the option of the holder. Each holder of Series G Stock is entitled to vote, together with our common stock, on an as-converted basis and cast the number of votes equal to the number of whole shares of common stock into which the shares of Series G Stock held by such holder are convertible.

For so long as shares of Series G Stock are outstanding, we will be prohibited from taking certain actions without the consent of the holders of at least a majority of the then outstanding shares of Series G Stock, including, among other things, authorization of additional shares of capital stock, increases in the size of the board of directors, declaration of dividends, consummation of certain business combination transactions, and incurrence of indebtedness and liens.

The Series G Stock will have a liquidation preference (which we refer to as the Series G Liquidation Preference) per share equal to the greater of (i) $1,000 (subject to customary adjustments with respect to events affecting the Series G Stock) plus accrued but unpaid dividends and (ii) such amount as would have been received had the Series G Stock converted into common stock immediately prior to the liquidation.

We have the option to redeem all or any part of the Series G Stock for cash at any time subject to the holder’s right to convert and require delivery of shares of common stock. The redemption price to be paid by us is the Series G Liquidation Preference per share plus $900,000.00, if we redeem the Series G shares on or prior to the second anniversary of the date of the original issuance of shares of Series G Stock (which we refer to as the Series G Original Issue Date), or the Series G Liquidation Preference, if we redeem the Series G shares after the second anniversary of the Series G Original Issue Date. At the option of the holders of two-thirds (2/3) of the then-outstanding shares of Series G Stock, we must redeem the number of shares of Series G Stock so requested for cash at the Series G Liquidation Preference. Such option can only be exercised on or after the third anniversary of the Series G Original Issue Date.

Each share of Series G Stock shall be entitled to receive cumulative dividends payable at a rate per annum of nine percent (9%) of $1,000 per share, subject to certain adjustments (which we refer to as the Series G Dividend). At the holder’s option, such dividends shall be payable either in cash or in kind; provided, we shall not make any Series G dividend payments in kind through the issuance of additional Series G Stock to the extent (and only to the extent) such issuance would require the prior approval of our stockholders pursuant to NASDAQ Listing Rule 5635, and in lieu of such issuance, we will make such Series G dividend payments in cash. To the extent funds are legally available and we are not contractually prohibited from paying such Series G Dividend, the Series G Dividend must be declared and paid from and including the Series G Original Issue Date on each six-month anniversary of the Series G Original Issue Date.

Options

As of October 15, 2014, we had options to acquire 451,520 shares of our common stock outstanding pursuant to our equity incentive plans.

Restricted Stock

As of October 15, 2014, we had issued 2,176,000 shares of restricted common stock pursuant to our 2013 stock incentive plan, of which 185,500 shares had been forfeited as of such date.

Warrants

On September 9, 2005, we granted a ten-year warrant to purchase for 289,187 shares of common stock at an exercise price of $4.30 per share to Brett Kingstone. Mr. Kingstone was the Chief Executive Officer of our company from January 1, 1991 until March 11, 2009.

Registration Rights

The following is a description of terms of registration rights by which certain holders of our capital stock can register shares of our common stock and is intended as a summary only. The description of the registration rights is qualified in its entirety by reference to the Registration Rights Agreement between the Company, RVL and Aston, which is included as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on September 26, 2012 (which we refer to as the RVL Registration Rights Agreement).

Under the RVL Registration Rights Agreement, certain holders of our common stock may make a written request that we register their shares on Form S–3, if we are eligible to file a registration statement on Form S–3, so long as the request covers shares with an anticipated aggregate offering price, net of underwriting discounts, commissions and other selling expenses, of at least $1,000,000. We are obligated to use reasonable best efforts to cause the Form S–3 to be declared effective under the Securities Act as promptly as possible after the filing of such Form S–3, but in any event within 120 days after the date of the Form S–3 (180 days if the Form S–3 is reviewed by the SEC with respect to the availability of Rule 415).

Under the RVL Registration Rights Agreement, in the event that we propose to register any shares of common stock under the Securities Act in connection with the public offering of such shares solely for cash, the holders of registrable securities under the RVL Registration Rights Agreement would be entitled to certain “piggy-back” registration rights allowing them to include their shares in such registration.

We agreed to pay the registration expenses of the holders of the shares registered pursuant to the RVL Registration Rights Agreement other than underwriting discounts, selling commissions, applicable stock transfer taxes and expenses and disbursements of counsel for any holder, except for the fees and disbursements of the selling holder’s counsel borne and paid by us as provided in the RVL Registration Rights Agreement.

The RVL Registration Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement or any violations of federal and state securities laws, and such holders are obligated to indemnify us for material misstatements or omissions or violations of federal and state securities laws attributable to them.

Certain Anti-Takeover Provisions of our Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and our Bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Controlled Company. RVL, an affiliate of our Chairman and Chief Executive Officer, beneficially owns a majority of our outstanding shares of common stock and preferred stock, including all of the outstanding shares of the Series E Stock. Consequently, RVL controls the outcome of all matters submitted for stockholder action, including the composition of the board of directors and the approval of significant corporate transactions. Through its majority representation on the board of directors, RVL has a controlling influence on our strategic direction, policies and management, including the ability to appoint and remove officers. As a result, RVL may cause us to take actions that may not be aligned with the interests of other stockholders. For example, RVL may prevent, delay or accelerate any transaction involving a change in control or in which our stockholders might receive a premium over the prevailing market price for their shares, or may determine to pursue a transaction not involving a premium.

Series E Senior Convertible Redeemable Preferred Stock. As long as any shares of Series E Stock are outstanding, we shall not, without the affirmative vote or written consent of at least a majority of the then outstanding shares of Series E Stock, among other things, amend, alter or repeal provisions of the Certificate of Incorporation or Bylaws, authorize or create any series of capital stock or securities convertible into capital stock, increase the size of the board of directors to greater than eight members, increase or decrease the number of authorized shares of our capital stock or consummate a business combination that will result in a change of control of the Company.

Undesignated Preferred Stock. Our Certificate of Incorporation authorizes the issuance of preferred stock, which can be created and issued by our board of directors without prior stockholder approval, with rights senior to those of our common stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Advance Notice Requirements. Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors and other business to be brought before stockholder meetings. The notice must contain information specified in our Bylaws.

Removal of Directors and Director Vacancies. Our Bylaws provide that directors may be removed by stockholders with or without cause, by the affirmative vote of a majority of the votes of the issued and outstanding shares of stock entitled to vote, or by a majority vote of our board of directors, and the vacancy in our board of directors caused by any such removal may be filled by such stockholders or directors, as the case may be.

Transfer Agent and Registrar

The transfer agent for our common stock is American Stock Transfer & Trust Company, 6201 Fifteenth Avenue, Brooklyn, New York 11219.

Listing

Our common stock is quoted on the NASDAQ Capital Market under the symbol “RVLT.”

DESCRIPTION OF WARRANTS

As of October 15, 2014, warrants exercisable for a total of 451,520 shares of our common stock were outstanding. See “Description of Capital Stock – Warrants” for a description of the outstanding warrants.

We may issue other warrants in the future for the purchase of debt securities, common stock or other securities. Warrants may be issued independently or together with debt securities or common stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants we may issue in the future does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•	the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, a discussion of any material United Stated federal income tax considerations;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The applicable prospectus supplement and/or other offering materials will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered. A holder or prospective holder of subscription rights should refer to the applicable prospectus supplement and/or other offering materials for more specific information.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, common or preferred stock, warrants, subscription rights, other stock purchase contracts or other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement and/or other offering material relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of the following: debt securities, shares of common stock or preferred stock, warrants, subscription rights, stock purchase contracts, stock purchase units, other securities, or any combination of the foregoing.

The applicable prospectus supplement will describe:

•	the terms of the units and of any of our senior debt securities, subordinated debt securities, common shares, preferred shares, warrants, subscription rights, stock purchase contracts, stock purchase units or other securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	if applicable, a discussion of any material United States federal income tax considerations.

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; (v) through a combination of any of these methods of sale; or (vi) through any other methods described in a prospectus supplement. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Any underwriters will be subject to the prospectus delivery requirements of the Securities Act.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and that the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the securities so offered and sold.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the applicable prospectus supplement and/or other offering material.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements to indemnification against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers may arrange for other broker-dealers to participate in the resales.

Each series of any securities offered by us hereunder will be a new issue and, other than the common stock, which is listed on the NASDAQ Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the NASDAQ Capital Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

In compliance with the current guidelines of FINRA, the maximum compensation to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus is being passed upon for us by Lowenstein Sandler LLP, New York, New York, and for underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Revolution Lighting Technologies, Inc. as of and for the years ended December 31, 2013, 2012 and 2011 incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part have been audited by McGladrey LLP, an independent registered public accounting firm and are included in reliance upon its report incorporated herein given upon the authority of said firm as experts in auditing and accounting.

The financial statements of Seesmart Technologies, Inc. as of and for the years ended December 31, 2011 and 2010 have been incorporated by reference herein and in the registration statement of which this prospectus forms a part in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2011 and 2010 consolidated financial statements of Seesmart Technologies, Inc. contains an explanatory paragraph that states that on December 20, 2012, Seesmart Technologies, Inc. was acquired by Revolution Lighting Technologies, Inc.

The consolidated financial statements of Relume Technologies, Inc. as of and for the years ended December 31, 2012 and 2011 incorporated by reference in this prospectus and the registration statement of which this prospectus forms a part have been audited by UHY LLP, independent registered public accounting firm, and are included in reliance of its report incorporated herein given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Value Lighting, Inc. (now known as Value Lighting, LLC) and its affiliates as of and for the years ended December 31, 2013 and 2012, as incorporated by reference in this prospectus and the registration statement of which this prospectus forms a part have been audited by Frazier & Deeter, LLC, independent auditors, and are included in reliance of its report incorporated herein given on the authority of such firm as experts in accounting and auditing. The audit report covering December 31, 2013 and 2012 combined financial statements of Value Lighting, Inc. and its affiliates contains an explanatory paragraph that states that on April 17, 2014, Value Lighting Inc. and its affiliates were acquired by Revolution Lighting Technologies, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. You can review our electronically filed reports, proxy and information statements on the SEC’s web site at www.sec.gov or on our web site at www.rvlti.com. Information included on our web site is not part of this prospectus or any prospectus supplement.

We have filed a registration statement on Form S-3 with the SEC under the Securities Act for the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, as amended, after the date of this prospectus (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

•	our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 13, 2014;

•	our Quarterly Reports on Form 10-Q for the period ended March 31, 2014, as filed with the SEC on May 12, 2014, and for the period ended June 30, 2014, as filed with the SEC on August 7, 2014;

•	our Current Reports on Form 8-K, as filed with the SEC on March 10, 2013, April 23, 2014 (as amended by the Form 8-K/A as filed with the SEC on May 22, 2014), May 14, 2014, July 3, 2014, August 4, 2014 and August 26, 2014;

•	our Definitive Information Statement on Schedule 14C for the 2014 Annual Meeting of Stockholders, as filed with the SEC on April 22, 2014; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 4, 1994, as amended (including by the Current Report on Form 8-K filed with the SEC on August 4, 2014).

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. In case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was later filed. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Any such request may be made by writing or telephoning us at the following address or phone number:

Revolution Lighting Technologies, Inc.

177 Broad Street, 12th Floor

Stamford, Connecticut 06901

Attention: Chief Financial Officer

(203) 504-1111

Shares

Common Stock

PROSPECTUS SUPPLEMENT

May     , 2016

Sole Book-Running Manager

Roth Capital Partners